As filed with the Securities and Exchange Commission on October__, 2013.

                                                     Registration No 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI CORPORATION
               (Exact name of registrant as specified in charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

                                              8229 Boone Blvd. #802
                                             Vienna, Virginia  22182
       84-09l6344                                (703) 506-9460
----------------------------      ----------------------------------------------
IRS Employer I.D. Number)         (Address, including zip code, and telephone
                                   Number) including area of principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
            -------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Hart
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               From time to time after this Registration Statement
              becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [x] 333-186103

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

     Large accelerated filer  [ ]              Accelerated filer          [X]

     Non-accelerated filer    [ ]              Smaller reporting company  [ ]
(Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE


Title of each                     Proposed        Proposed
  Class of                        Maximum          Maximum
Securities       Securities       Offering        Aggregate       Amount of
  to be            to be         Price Per        Offering       Registration
Registered       Registered       Share (1)        Price            Fee(1)
----------       ----------     ------------   --------------   --------------

Common stock        (2)              (2)              (2)             (2)

Total                           $10,000,000      $10,000,000         $1,364


(1)  Offering price computed in accordance with Rule 457(c).

(2) There are being registered hereunder an indeterminate number of shares of common stock and warrants as may be sold, from time to time, by the Company.

     Pursuant  to  Rule  416,   this   Registration   Statement   includes  such
indeterminate number of additional securities as may be required for issuance as the result of any stock splits, stock dividends or similar transactions.

     This registration statement is being filed pursuant to Rule 462(b). Pursuant to Instruction IV of the general instructions to Form S-3 the contents of registration statement 333-186103 are incorporated by reference.

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 8th day of October, 2013.

                                       CEL-SCI CORPORATION

                                       By: /s/ Maximilian de Clara
                                           -----------------------------------
                                              Maximilian de Clara, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                  Date

/s/ Maximilian de Clara       Director and Principal    October 8, 2013
--------------------------
Maximilian de Clara           Executive Officer


/s/ Geert R. Kersten          Director, Principal       October 8, 2013
--------------------------
Geert R. Kersten              Financial Officer, and
                              Chief Executive Officer

/s/ Alexander G. Esterhazy    Director                  October 8, 2013
--------------------------
Alexander G. Esterhazy

/s/ C. Richard Kinsolving     Director                  October 8, 2013
--------------------------
C. Richard Kinsolving, Ph.D.

/s/ Peter R. Young            Director                  October 8, 2013
--------------------------
Peter R. Young, Ph.D.

                               CEL-SCI CORPORATION

                                    FORM S-3

                                    EXHIBITS

                                    EXHIBIT 5

                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________                   harttrinen@aol.com
Will Hart                                                    Fax: (303) 839-5414
                                 (303) 839-0061


                               October 8, 2013

CEL-SCI Corporation
8229 Boone Blvd. #802
Vienna, VA 22182


     This letter will constitute an opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of shares of its common stock, preferred stock, convertible preferred stock, rights and warrants having a maximum value of $10,000,000, all as referred to in the Registration Statement on Form S-3 filed by CEL-SCI with the Securities and Exchange Commission.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, a copy of the Registration Statement and all other documents we considered necessary to render our option. In our opinion:

     o CEL-SCI is authorized to issue the securities which are the subject of this registration statement, as well as any securities issuable upon the conversion of preferred stock or upon the exercise of any rights or warrants;

     o such securities, when sold, will be legally issued and will represent fully paid and non-assessable securities of CEL-SCI; and

     o the rights and warrants, when issued, will be binding obligations of CEL-SCI under the laws of Colorado.


                                  Very truly yours,

                                  HART & HART, LLC

                                  /s/ William T. Hart
                                  --------------------
                                  William T. Hart



                                   EXHIBIT 23

                              CONSENT OF ATTORNEYS


Reference is made to the Registration Statement of CEL-SCI Corporation, whereby the Company proposes to sell securities having a maximum value of $10,000,000. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                                HART & HART, LLC

                                /s/ William T. Hart

                                William T. Hart



Denver, Colorado
October 8, 2013

            Consent of Independent Registered Public Accounting Firm



CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 14, 2012, relating to the consolidated financial statements and the effectiveness of CEL-SCI Corporation's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO USA, LLP

BDO USA, LLP
Bethesda, Maryland
October 8, 2013